UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2017, Intrexon Corporation (“Intrexon”) and Third Security, LLC (“Third Security”) executed an amendment (the “Third Amendment”) to the Services Agreement, dated as of November 1, 2015, and amended on October 31, 2016 and December 30, 2017 (as amended, the “Services Agreement”), by and between Intrexon and Third Security, in order to extend the term of the Services Agreement from January 1, 2018 to January 1, 2019. No other terms of the Services Agreement were modified by the Third Amendment, which became effective on January 1, 2018. The Third Amendment was unanimously approved by the independent members of Intrexon’s Board of Directors (the “Board”) and the Audit Committee of the Board in accordance with Intrexon’s policy on related person transactions.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. A description of the Services Agreement can be found in Note 17 of Intrexon’s consolidated financial statements included in its Quarterly Report on Form 10-Q for the period ended September 30, 2017, and a copy of the Services Agreement was filed as an exhibit to Intrexon’s Current Report on Form 8-K/A, filed on November 3, 2015.

Item 7.01	Regulation FD Disclosure.

On January 2, 2018, Randal J. Kirk, Intrexon’s Chairman and Chief Executive Officer, distributed his annual CEO’s letter to his colleagues at Intrexon. The letter is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On January 2, 2018, Intrexon’s Compensation Committee is making annual grants of Restricted Stock Units under the Intrexon 2013 Omnibus Incentive Plan, as amended, to the officers of Intrexon. At the request of Intrexon’s Chairman and Chief Executive Officer, Randal J. Kirk, the Compensation Committee is excluding Mr. Kirk from the annual grants.

On December 29, 2017, Intrexon entered into an agreement with the R.J. Kirk Declaration of Trust (the “Investor”), an entity affiliated with Mr. Kirk, pursuant to which the Investor has agreed to purchase 1,207,980 shares of Intrexon’s Common Stock, no par value, in a private placement, for aggregate gross proceeds to Intrexon of $13,686,413.40. The number of shares purchased by the Investor represents just under 1% of the common stock outstanding prior to the private placement, which is the maximum that an affiliate of Mr. Kirk could purchase from Intrexon in the private placement under the rules of the New York Stock Exchange. The price per share in the private placement was $11.33 per share, which was the closing price of Intrexon’s common stock on the New York Stock Exchange on December 28, 2017. The private placement was unanimously approved by the independent members of Intrexon’s Board and the Audit Committee of the Board in accordance with Intrexon’s policy on related person transactions. The transaction was funded and closed on December 29, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Services Agreement, by and between Intrexon Corporation and Third Security, LLC, effective as of January 1, 2018

99.1	2018 Annual CEO Letter from Randal J. Kirk, Chairman and CEO of Intrexon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: January 2, 2018